Exhibit 99.1

Clearwire Introduces Clear™ 4G Mobile Internet
Service to Portland
Clear™ Transforms Portland into the Fastest Unwired City in the West
Clearwire and Intel Showcase Mobile WiMAX Capabilities throughout the City
“Let’s Be Clear” Campaign Launched in Portland
PORTLAND, Ore. – Jan. 6, 2009 – Clearwire (NASDAQ: CLWR) today officially transformed Portland into the fastest unwired city in the West, and home to one of the first 4G WiMAX wireless broadband services in the world, called Clear™. With Clear, consumers and businesses can access the Internet wirelessly, at true broadband speeds — at home, in the office, around the Portland metro area, and on the go.
“Today is a historic day for the evolution of mobile computing and communications services in Portland, and the U.S.,” said Benjamin G. Wolff, chief executive officer of Clearwire. “Clearwire is reinventing wireless by delivering an unmatched combination of Internet speed and mobility. We’re providing a valuable service designed to improve our customers’ productivity and make their lives more enjoyable, wherever they happen to be in our coverage area.”
“WiMAX is a new wireless technology that raises the bar on a truly mobile and affordable Internet experience for consumers,” said Sean Maloney, executive vice president and chief sales and marketing officer at Intel Corporation. “Intel, along with Clearwire and its partners, are proud to bring U.S. customers a next-generation world-leading broadband solution that redefines how, when and where consumers interact with the Internet.”
A Clear Difference
The true value of Clear is the ability to get more out of the day from anywhere in the Clear coverage area. One simple service, at one low price, can meet our customer’s needs at home, in the office, or on the go. Whether it’s a busy parent catching up while waiting to pick up a child from practice, a small business owner staying productive at the office and out with a client, or a college student looking for broadband on a budget, Clear offers customers more for less.
Clear’s simple and innovative pricing gives customers ultimate flexibility. Clear’s mobile, residential and business plans can be purchased by the day or by the month, and do not require long term service contracts. Home Internet service plans start at $20 per month, while mobile Internet plans start at $30 per month, or customers can purchase a convenient day pass for $10. Additional savings are available for customers that purchase both home and mobile Internet services or that sign up for a two-year service agreement. Full details about pricing options are available at www.clear.com.
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Unlike other wireless services, Clear delivers a “True Broadband” experience, with up to 6 Mbps download speeds with the Clear residential modem, while mobile Internet customers can expect to receive up to 4 Mbps download speeds.
Simply Plug-In and Go
Clear is making it easy for customers by offering several simple choices for broadband connectivity. Mobile users simply plug-in Clear’s compact, mobile WiMAX-enabled USB modem into their laptop to get online. The USB modem, from Motorola, is available for only $49.99. Customers can purchase the modem from a store or online, and activate service at their convenience, anywhere in Clear’s coverage area.
For residential service, Clear offers customers a wireless high-speed modem that is about the size of a small book. Customers simply plug the modem into a power outlet anywhere in their home or office and connect the modem to their PC. This enables consumers and businesses to install high-speed Internet service without the need to schedule an appointment, drill holes in their walls, or otherwise disrupt their day. The Clear residential modem, from Motorola, can be leased for just $4.99 monthly.
Leading PC OEMs including Acer, Asus, Dell, Fujitsu, Lenovo, Panasonic, Samsung and Toshiba have announced plans to deliver Intel® Centrino® 2 processor technology-powered notebook computers with embedded WiMAX technology that will be compatible with the Clear network in the first half of this year. Several OEMs also plan to offer Intel® Atom™-based netbook models with embedded WiMAX that will also support the Clear network.
Grand Opening Events at Clear Retail Stores
Clearwire will hold grand opening events at its three Portland retail stores from 9 a.m. to noon on Saturday, Jan. 10th. The stores are located at: 15th and Broadway, 92nd and Sunnyside (Clackamas Promenade), and Burnside and 23rd Place (Uptown Shopping Center). In addition, Clear will offer chances to win netbook computers, Blazers tickets and gift certificates from local area retailers.
Let’s Be Clear™
Clearwire also launched a series of marketing and advertising initiatives this week introducing the company’s “Let’s be Clear” campaign in Portland. Customers now have several ways to purchase service, including: new Clear store locations throughout Portland, other area dealers and retailers, or directly via the Web at www.clear.com, which also provides a convenient store locator.
Additional Markets
As part of a multi-year network build-out plan, Clearwire’s 4G network will be available in major metropolitan areas across the U.S. It is currently available in Baltimore, Maryland, and Portland, Oregon. The Baltimore market currently operates under the XOHM™ brand, but it will be re-branded with the Clear brand in the coming months. Clearwire currently offers pre-WiMAX Internet services in 46 markets throughout the United States. The company will announce roll-out plans for future markets and upgrade plans for existing pre-WiMAX markets early this year.
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For more information about Clear, visit www.clear.com. Detailed company information about Clearwire is available at www.clearwire.com.
About Clearwire
Clearwire, (NASDAQ: CLWR), offers a robust suite of advanced high-speed Internet services to consumers and businesses. The company is building the first, nationwide 4G mobile Internet wireless network, bringing together an unprecedented combination of speed and mobility. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides unmatched network capacity to deliver next generation broadband access. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire currently provides mobile WiMAX-based service, to be branded Clear™, in Baltimore and Portland, and provides pre-WiMAX communications services in 50 markets across the U.S. and Europe. Headquartered in Kirkland, Wash., additional information about Clearwire is available at www.clearwire.com.
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Contact Information:

Clearwire Media Relations	JLM Partners for Clearwire
Susan Johnston	Jeremy Pemble
425-766-1585	206-381-3600
susan.johnston@clearwire.com	jeremy@jlmpartners.com

Intel Media Relations
Suzy Pruitt
503-264-0996
suzy.pruitt@intel.com
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. The statements in this release regarding plans for the development and deployment of the first nationwide next-generation wireless broadband network based on mobile WiMAX technology; the timing, availability, capabilities and coverage of our network; products and services to be offered on our network; planned marketing and branding efforts and other statements that are not historical facts are forward-looking statements. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.
Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements due to a variety of factors, including, but not limited to the risks referenced in the section of Clearwire’s proxy statement/prospectus entitled “Risk Factors”, which was filed on Form S-4 with the Securities and Exchange Commission (File No. 333-153128).
Clearwire believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.